Exhibit 10.1

SEPARATION AGREEMENT AND RELEASE

This Separation Agreement and Release (the “Separation Agreement”) is made and entered into this 31st day of May 2013 by and between Federal-Mogul Corporation (hereinafter “Federal-Mogul”) and Michael Broderick (hereinafter “Broderick”). Federal-Mogul and Broderick are collectively referred to herein as the “Parties.”

RECITALS

A. Broderick was an at-will employee of Federal-Mogul until Broderick and Federal-Mogul mutually agreed to terminate the employment relationship on and effective the 7th day of June 2013 (the “Termination Date”).

B. Broderick and Federal-Mogul were parties to an Employment Agreement dated June 5, 2012 (the “Employment Agreement”). Broderick and Federal-Mogul have agreed that this Separation Agreement will completely replace and supersede the Employment Agreement.

C. The Parties wish to set forth in this Separation Agreement all of their agreements concerning Broderick’s past employment with Federal-Mogul, and to fully and finally resolve and release all claims of any kind by Broderick against Federal-Mogul.

NOW, THEREFORE, in consideration of the mutual agreements set forth herein, the Parties agree as follows:

1. Termination of Employment Agreement. The Parties agree that, as of the date of this Separation Agreement, all provisions of the Employment Agreement are nullified and superseded by this Separation Agreement, that the Employment Agreement has no further force or effect, and that the Parties’ respective rights and obligations are governed only by this Separation Agreement.

2. Termination of Employment. Broderick and Federal-Mogul mutually agreed to terminate the employment relationship on the Termination Date. From the date hereof to the Termination Date, Broderick shall be a non-executive employee at Federal-Mogul, reporting to Federal-Mogul’s Senior Vice President, Global Human Resources.

3. Consideration. In connection with Broderick’s termination from Federal-Mogul, and in consideration for Broderick’s release of all claims against Federal-Mogul, and the other promises, agreements and covenants under this Separation Agreement, the Parties agree that:

a)	Consulting Services Payment. Federal-Mogul shall pay Broderick the total gross amount of Two Hundred Thirty-Seven Thousand Five Hundred USD ($237,500), less applicable tax withholding (the “Consulting Payment”), which will be paid in equal monthly payments over a six-month period beginning in the month on which this Separation Agreement was executed, if Broderick has not revoked this Separation Agreement as provided in paragraph 11 and has otherwise complied with the terms of this Separation Agreement.

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b)	Earned but Unused Vacation. Federal-Mogul shall pay Broderick the cash equivalent of any earned but unused vacation as of the Termination Date, which will be paid in a one-time lump-sum payment, less applicable tax withholding, on the next scheduled pay date following the Termination Date, if Broderick has not revoked this Separation Agreement as provided in paragraph 11 and has otherwise complied with the terms of this Separation Agreement.

c)	Payment In-Lieu of Company-Paid Health Insurance Continuation. Federal-Mogul shall pay Broderick the equivalent amount of six months of the Company’s portion of medical premiums which will be paid in equal monthly payments over a six-month period beginning in the month on which this Separation Agreement was executed, if Broderick has not revoked this Separation Agreement as provided in paragraph 11 and has otherwise complied with the terms of this Separation Agreement.

d)	Acknowledgment of Consideration. Broderick acknowledges that the payments described in paragraphs 3(a)—3(c) are not required by Federal-Mogul’s policies, procedures, or benefit plans, or by any statute or other regulation, and are offered by Federal-Mogul solely as consideration for this Separation Agreement. Broderick further acknowledges that Federal-Mogul has fulfilled all of its obligations to Broderick under any contractual commitments that may exist or may have existed, including without limitation, the commitments contained in the Employment Agreement. If Broderick fails to abide by the terms of this Separation Agreement, Federal-Mogul may, at its option and without waiver of other rights or remedies it may have, seek to recover the payments costs referred to in paragraph 3(a)—3(c).

e)	Consulting Services. In consideration for the payments described in this paragraph 3, Broderick shall make himself available at mutually convenient times after the Termination Date and prior to November 30, 2013, for an amount of time not to exceed eighty hours, to consult with Federal-Mogul representatives on business-related issues. The provision of these consulting services shall in no way be deemed to constitute an employment relationship of any kind between the Parties.

4.	Release of Claims.

(a) Except as to the claims and rights referred to in paragraphs 4(b) and 4(c) below, in consideration of the payments provided for in paragraph 3, Broderick voluntarily and knowingly releases and forever discharges Federal-Mogul, its subsidiaries, parent, affiliates, and related entities, and each of their employee benefit

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plans, and each of their shareholders, partners, directors, members, officers, employees, trustees, administrators and fiduciaries, and each of their successors and assigns, from any and all claims, demands, causes of action, obligations, damages and liabilities of whatever kind, in law or equity, by statute or otherwise (all collectively referred to as “Claims”), that can be waived, whether known or unknown, asserted or unasserted, arising out of or relating directly or indirectly in any way to his employment or termination of employment or the terms and conditions of his employment with Federal-Mogul or any parent, subsidiary, affiliated, or related entity, including but not limited to:

(1) Claims of discrimination, harassment, retaliation, or failure to accommodate under any federal, state, or local law, without limitation, the Age Discrimination in Employment Act, Title VII of the Civil Rights Act of 1964, Sections 1981 through 1988 of Title 42 of the United States Code, the Americans with Disabilities Act, the Equal Pay Act, the Older Workers Benefits Protection Act, and the Genetic Information Non-Discrimination Act (as any such law was enacted or amended);

(2) Claims under the Immigration Reform and Control Act;

(3) Claims under the Uniformed Services Employment and Reemployment Rights Act;

(4) Claims under the Employee Retirement Income Security Act of 1974 (excluding claims for vested benefits as set forth in paragraph 4(b) below);

(5) Claims regarding leaves of absence, including, but not limited to, Claims under the Family and Medical Leave Act;

(6) Claims under the National Labor Relations Act;

(7) Claims under the Sarbanes-Oxley Act or the Dodd-Frank Act;

(8) Claims under any local or state law;

(9) Claims for breach of contract (express or implied), retaliation, wrongful discharge, detrimental reliance, invasion of privacy, defamation, emotional distress or compensatory and/or punitive damages; and

(10) Claims for attorneys’ fees, costs, disbursements and/or the like.

Broderick also acknowledges and agrees that the Option Award (as defined in the Employment Agreement) has been forfeited and cancelled in accordance with its terms without the payment of any consideration thereunder.

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By signing below, Broderick acknowledges that he cannot benefit monetarily or obtain other personal relief from any Claims released in this paragraph 4(a) and that he has waived any right to equitable relief that may have been available to him (including, without limitation, reinstatement) with respect to any Claim waived in this paragraph 4(a). His signature below acknowledges the fact that he is receiving payments that he would otherwise not be entitled to, that are sufficient consideration for the waiver of Claims herein, and that he will not be entitled to receive any other payments or benefits from Federal-Mogul apart from the payments described in paragraph 3.

(b) By signing this Separation Agreement, Broderick is not releasing claims that arise after he signs this Separation Agreement; claims to enforce this Separation Agreement; claims relating to the enforceability, meaning, or effect of this Separtion Agreement; claims or rights he may have to workers’ compensation or unemployment benefits; and/or claims or rights which cannot be waived by private agreement.

(c) Additionally, by signing this Separation Agreement, Broderick is not waiving his right to file a charge with, or participate in an investigation conducted by, any governmental agency, including, without limitation, the United States Equal Employment Opportunity Commission (EEOC). Nevertheless, as set forth in paragraph 4(a) above, Broderick acknowledges that he cannot benefit monetarily or obtain damages or equitable relief of any kind from or through any such charge or any action commenced by a government agency or third party with respect to claims waived in paragraph 4(a).

5. Confidentiality and Non-Disparagement. Broderick agrees to keep confidential and not to publish or post on his own or to disclose to any third party, including, but not limited to, newspapers, authors, publicists, journalists, bloggers, gossip columnists, producers, directors, media personalities, and the like, all Confidential Information relating to Federal-Mogul and its affiliates, related, parent, and subsidiary companies, each of their officers, directors, employees and clients, and Carl Icahn and his family, learned in the course of his employment with Federal-Mogul. Furthermore, Broderick agrees not to disparage, or otherwise discuss any information, relating to Federal-Mogul and its affiliates, related, parent, and subsidiary companies, and each of their officers, directors, employees, and clients, and Carl Icahn and his family, with any third party, including, but not limited to, newspapers, authors, publicists, journalists, bloggers, gossip columnists, producers, directors, media personalities, and the like. Confidential Information includes all secret or confidential information, knowledge or data, including, without limitation, trade secrets, sources of supplies and materials, customer lists and their identity, customer information, designs, production and design techniques and methods, identity of investments, identity of contemplated investments, business opportunities, valuation models and methodologies, processes, technologies, and any intellectual property relating to the business of Federal-Mogul or its affiliates, related, parent, or subsidiary companies and their respective businesses. In addition, Broderick agrees to keep the terms and conditions of this Separation Agreement confidential, except that he may disclose the terms and conditions of this Separation Agreement to his spouse or significant other, attorneys and financial and tax advisors. The restrictions in this paragraph are subject to paragraph 6 below.

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6. Non-Solicitation and Non-Compete. Broderick agrees that for a period of six months after this Separation Agreement becomes effective that he will not: (a) solicit, interfere with or endeavor to entice away from Employer or any of its subsidiaries or Affiliates, any current or prospective customer or client, or any person in the habit of dealing with any of the foregoing; (b) attempt to direct or solicit any current or prospective customer or client away from Employer or any of its subsidiaries or Affiliates; (c) interfere with, entice away or otherwise attempt to obtain or induce the withdrawal of any employee of Employer or any of its subsidiaries or Affiliates; (d) advise any person not to do business with Employer or any of its subsidiaries or Affiliates; or (e) attempt to direct, divert, or otherwise usurp any business opportunity or transaction that Employee learned of during Employee’s employment with Employer.

Broderick agrees that for a period of six months after the Termination Date (the “Non-Competition Period”), he will not engage or participate, directly or indirectly, in any business that is competitive with the business of the Employer or any of its subsidiaries or the business of any customer of the Employer (each a “Covered Business”) or group of Affiliated Covered Businesses (including, without limitation, any supplier or distributor of automotive, commercial vehicle or industrial powertrain and/or safety technologies, whether marketed to original equipment manufacturers or the aftermarket), in any capacity, directly or indirectly, whether as an individual, investor, stockholder, partner, owner, equity owner, lender, agent, trustee, consultant, employee, advisor, manager, franchisee or in any other relationship or capacity, and will not enter into the employ of any Covered Business, render any services to any Covered Business, raise capital or seek to raise capital for any Covered Business, or otherwise become interested in, receive compensation from, or aid, represent, work with or for, or assist any Covered Business directly or indirectly in any manner and will not seek, agree to, obtain, negotiate with respect to or otherwise arrange to engage in, any of the activities, arrangements, employment, relationships, transactions or investments referred to above.

7. Return of Federal-Mogul’s Property. Broderick acknowledges that he has returned to Federal-Mogul any and all property, tangible or intangible, relating to its business or the business of its parent companies, subsidiaries, affiliates and related entities, which Broderick possessed or had control over at any time, including but not limited to Company-provided cell phones, keys, blackberries, personal computers, credit cards, building access cards, computer equipment, files, documents and software. Broderick agrees that all processes, technologies, and inventions, including new contributions, improvements, ideas, discoveries, agreements, contracts, trademarks, or trade names conceived, developed, invented, made, or found by him alone or with other employees during the period of his employment by Federal-Mogul shall remain property of Federal-Mogul.

8. Legal Consultation. Broderick acknowledges that he has been formally advised in writing to consult with an attorney prior to executing this Separation Agreement and that he has had adequate time and opportunity to review and consider this Separation Agreement and to confer with his counsel of choice regarding this Separation Agreement and all related matters.

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9. Severability. It is agreed that if any provision or portion of a provision of this Separation Agreement shall be determined to be void by any court of competent jurisdiction, then such determination shall not affect any other provision, or the remainder of the affected provision, of this Separation Agreement, all of which provisions shall remain in full force and effect; and it is the intention of the parties hereto that if any provision of this Separation Agreement is capable of two constructions, one of which would render the provision valid, then the provision shall have the meaning which renders it valid and consistent with the intent of this Separation Agreement.

10. Acceptance of the Agreement. Broderick acknowledges that he has twenty-one (21) days following his receipt of this Separation Agreement to consider it and to sign it, although Broderick may execute it sooner if he wishes to do so.

11. Revocation. Broderick acknowledges that he has the right to revoke this Separation Agreement at any time prior to the expiration of seven (7) days after Broderick has executed it, by providing written notice of revocation to Federal-Mogul, Attn: General Counsel at 26555 Northwestern Highway, Southfield, Michigan 48033. To be effective, such notice must be postmarked by the close of business on the seventh day after Broderick signs this Separation Agreement. Provided Broderick does not revoke this Separation Agreement, it will become effective on the eighth day after he signs it.

12. Entire Understanding. This Separation Agreement sets forth the entire understanding between Broderick and Federal-Mogul and supersedes any prior agreements or understandings, express or implied, pertaining to the terms of Broderick’s employment and the employment relationship, including without limitation the Employment Agreement. Broderick acknowledges that in executing this Separation Agreement, Broderick does not rely upon any representation by any representative of Federal-Mogul concerning the subject matter of this Separation Agreement, except as expressly set forth in the text of the Separation Agreement.

13. Amendment. No amendment or waiver of any provision of this Separation Agreement shall be effective unless approved in writing by both parties.

14. Governing Law and Venue. This Separation Agreement shall be construed and enforced in accordance with, and governed by the laws of the State of Michigan without regard to principles of conflict of laws. Any disputes arising under this Separation Agreement shall be brought exclusively in a court of competent jurisdiction in the State of Michigan.

15. Nothing in this Separation Agreement is intended to preclude Broderick from providing truthful information about his employment with Federal-Mogul or this Separation Agreement to any government agency or in any sworn testimony.

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16. By signing this Agreement, Broderick acknowledges that: (1) Broderick has read this Agreement completely; (2) Broderick has had an opportunity to consider the terms of this Agreement; (3) Broderick has had the opportunity to consult with an attorney of Broderick’s choosing prior to executing this Agreement; (4) Broderick has not relied on any representation or statement not set forth in this Agreement; (5) Broderick understands this Agreement and agrees to all its terms; and (6) Broderick has signed this Agreement voluntarily and entirely of Broderick’s own free will.

17. Board Resignation. Broderick shall be deemed to have resigned as a director and/or officer of Federal-Mogul and any of its subsidiaries as of the Termination Date.

18. Duplicate Originals. This Separation Agreement may be executed in duplicate fully executed and initialed counterparts, and, if so, each fully executed and duly initialed counterpart shall be deemed an original for all purposes.

19. Nondisclosure by Federal Mogul. Federal-Mogul shall, unless required by law or disclosure pursuant to applicable rules or regulations of the Securities and Exchange Commission or other government agency, keep the terms of this Agreement confidential.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

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AGREED:

Federal-Mogul Corporation	MICHAEL BRODERICK

/s/ Scott P. Pepin	/s/ Michael Broderick
By: Scott P. Pepin	Michael Broderick
Its: Senior Vice President, Human Resources

Date: 5/30/13	Date: 5/31/13

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